                                                                     Page 1 of 2
                                                                    Exhibit (11)

                               THE LTV CORPORATION
                 Calculation of Primary Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                             Three Months Ended June 30,
                                        ----------------------------------------------------------------------
                                                      1996                                 1995
                                        ---------------------------------    ---------------------------------
                                          Shares     Amount       EPS          Shares     Amount       EPS
                                        ---------   ---------  ----------    ---------   ---------  ----------
Income from continuing operations                   $    32.0                            $    64.6

Preferred stock dividend requirements                    (0.5)                                (0.5)
                                                    ---------                            ---------
                                                         31.5                                 64.1
Share base:

Average Common
     Stock outstanding                    105,360                              105,308

Common Stock equivalent
     shares resulting from
     outstanding Series A
     Warrants, Stock Options,
     Restricted Stock and other                69                                   11

Common Stock issuable upon
     conversion of Series B
     Preferred Stock                        2,926         0.5                    2,926         0.5
                                        ---------   ---------                ---------   ---------
                                          108,355   $    32.0                  108,245  $     64.6
                                        =========   =========                =========   =========
PRIMARY EARNINGS (LOSS) PER SHARE

     Continuing operations                                     $     0.30                           $     0.59
     Discontinued operations                                           --                                (0.08)
                                                               ----------                           ----------
     Net income                                                $     0.30                           $     0.51
                                                               ==========                           ==========

                                                               Six Months Ended June 30,
                                        ------------------------------------------------------------------------
                                                      1996                                  1995
                                        ---------------------------------    -----------------------------------
                                         Shares      Amount       EPS         Shares       Amount       EPS
                                        --------    ---------  ----------    --------    ----------- -----------
Income from continuing operations                   $    45.3                            $     115.5

Preferred stock dividend requirements                    (1.1)                                  (1.1)
                                                    ---------                            -----------
                                                         44.2                                  114.4
Share base:

Average Common
     Stock outstanding                   105,360                              105,307

Common Stock equivalent
     shares resulting from
     outstanding Series A
     Warrants, Stock Options,
     Restricted Stock and other               59                                    9

Common Stock issuable upon
     conversion of Series B
     Preferred Stock                       2,926          1.1                   2,926            1.1
                                        --------    ---------                --------    -----------
                                         108,345    $    45.3                 108,242    $     115.5
                                        ========    =========                ========    ===========
PRIMARY EARNINGS (LOSS) PER SHARE

     Continuing operations                                     $     0.42                            $      1.07
     Discontinued operations                                           --                                  (0.08)
                                                               ----------                            -----------
     Net income                                                $     0.42                            $      0.99
                                                               ==========                            ===========

                                                                    Page 2 of 2
                                                                    Exhibit(11)

                              THE LTV CORPORATION
             Calculation of Fully Diluted Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)

                                                    Three Months Ended June 30,
                                        -----------------------------------------------------
                                                   1996                        1995
                                        -------------------------   -------------------------
                                        Shares    Amount     EPS    Shares    Amount     EPS
                                        -------  -------   ------   -------  -------   ------
Income from continuing operations                $ 32.0                      $ 64.6

Preferred stock dividend requirements              (0.5)                       (0.5)
                                                 ------                      ------
                                                   31.5                        64.1

Share base:

Average Common
   Stock outstanding                    105,360                     105,308

Common Stock equivalent
   shares resulting from
   outstanding Series A
   Warrants, Stock Options,
   Restricted Stock and other                65                          13

Common Stock issuable upon
   conversion of Series B
   Preferred Stock                        2,926     0.5               2,926     0.5

Common Stock issuable upon
   conversion of Senior
   Secured Convertible Notes              5,128     1.3               5,128     1.3
                                        -------  ------             -------  ------
                                        113,479  $ 33.3             113,375  $ 65.9
                                        =======  ======             =======  ======

FULLY DILUTED EARNINGS (LOSS) PER SHARE
   Continuing operations                                   $ 0.29                      $ 0.58
   Discontinued operations                                    -                         (0.08)
                                                           ------                      ------
   Net income                                              $ 0.29                      $ 0.50
                                                           ======                      ======
                                                      Six Months Ended June 30,
                                        -----------------------------------------------------
                                                   1996                        1995
                                        -------------------------   -------------------------
                                        Shares    Amount     EPS    Shares    Amount     EPS
                                        -------  -------   ------   -------  -------   ------
Income from continuing operations                $ 45.3                      $115.5

Preferred stock dividend requirements              (1.1)                       (1.1)
                                                 ------                      ------
                                                   44.2                       114.4

Share base:

Average Common
   Stock outstanding                    105,360                     105,307

Common Stock equivalent
   shares resulting from
   outstanding Series A
   Warrants, Stock Options,
   Restricted Stock and other                64                          12

Common Stock issuable upon
   conversion of Series B
   Preferred Stock                        2,926     1.1               2,926     1.1

Common Stock issuable upon
   conversion of Senior
   Secured Convertible Notes              (A)                         5,128     2.5
                                        -------  ------             -------  ------
                                        108,350  $ 45.3             113,373  $118.0
                                        =======  ======             =======  ======

FULLY DILUTED EARNINGS (LOSS) PER SHARE
   Continuing operations                                   $ 0.42                      $ 1.04
   Discontinued operations                                    -                         (0.08)
                                                           ------                      ------
   Net income                                              $ 0.42                      $ 0.96
                                                           ======                      ======

(A) Addition of these shares would result in antidilution.